UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

GRAN TIERRA ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2018, Gran Tierra Energy International Holdings Ltd. (“GTEIH”), an indirect, wholly-owned subsidiary of Gran Tierra Energy Inc. (“Gran Tierra”), completed the offering and sale (the “Offering”) of $300 million aggregate principal amount of its 6.25% Senior Notes due 2025 (the “Notes”) guaranteed on a senior unsecured basis by the Company and certain subsidiaries of Gran Tierra that guarantee its revolving credit facility (together with Gran Tierra, the “Guarantors”).

The Notes are governed by an indenture (the “Indenture”), dated as of February 15, 2018, among GTEIH, the Guarantors and U.S. Bank National Association, as trustee.

The Notes bear interest at a rate of 6.25% per year, payable semi-annually in arrears on each of February 15 and August 15 of each year, beginning on August 15, 2018. The Notes mature on February 15, 2025, unless earlier redeemed or repurchased. GTEIH may not redeem the Notes prior to February 15, 2022, except in certain circumstances following change of control (as defined in the Indenture), and no sinking fund is provided for the Notes.

If Gran Tierra undergoes a change of control, holders of the Notes may require GTEIH to repurchase for cash all or any portion of their Notes at a change of control repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the change of control repurchase date.

The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Indenture and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Information

On February 15, 2018, Gran Tierra issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the closing of the Offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes will not be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture related to the 6.25% Senior Notes due 2025, dated as of February 15, 2018, among Gran Tierra Energy International Holdings Ltd., the Guarantors named therein, and U.S. Bank National Association.
4.2	Form of 6.25% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1).
99.1	Press Release issued by Gran Tierra dated February 15, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2018	GRAN TIERRA ENERGY INC.

By:	/s/ Gary S. Guidry
	Name:	Gary S. Guidry
	Title:	President & Chief Executive Officer

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